[GIBSON, DUNN & CRUTCHER LETTERHEAD]
Exhibit 5.1
November 22, 2010
DELIVERED VIA EMAIL

(415) 393-8200	C19864-00026

(415) 986-5309
California Water Service Group
California Water Service Company
1720 North First Street
San Jose, California 95112
Re:	California Water Service Group California Water Service Company Registration Statement on Form S-3
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-3, File No. 333-158484 (the “Registration Statement”) of California Water Service Group, a Delaware corporation (“CWSG”), and California Water Service Company, a California corporation (“Cal Water” or the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2009, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by CWSG and Cal Water of the following securities (the “Securities”): (i) 5.500% First Mortgage Bonds due 2040, Series PPP of Cal Water (the “First Mortgage Bonds”) and (ii) guarantees of the First Mortgage Bonds by CWSG (the “Guarantees”).
We have examined the originals, or photostatic or certified copies, of such records of each of CWSG and Cal Water and certificates of officers of each of CWSG and Cal Water and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined we are of the opinion that:

California Water Service Group
November 22, 2010

          1. The First Mortgage Bonds have been duly authorized by all necessary corporate action on the part of the Company and have been validly issued and are enforceable against the Company in accordance with their terms.
          2. The Guarantees have been duly authorized by all necessary corporate action on the part of CWSG and have been validly issued and are enforceable against CWSG in accordance with their terms.
The opinions set forth above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California, the State of New York and the United States of America and the Delaware General Corporation Law. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the effect of the present state of the laws of the State of California, the State of New York, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or facts. We express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws or regulations.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and each prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP